UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41102	86-3692449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip code)

310-496-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one redeemable warrant	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Adjustment of Proposed Extension Payment

Canna-Global Acquisition Corp (the “Canna-Global”) has revised the terms of the previously announced proposed amendment (the “Extension Amendment”) to its Canna-Global Certificate of Incorporation (the “Canna-Global Charter”) to be considered by its stockholders at a Special Meeting of Stockholders to be held November 22, 2022 (the “Special Meeting”) along with a proposed amendment to the investment management trust agreement between Continental Stock Transfer & Trust Company, as trustee (“Continental”), and Canna-Global governing the trust account (the “Trust Account”) established in connection with Canna-Global’s initial public offering dated December 2, 2021, which is referred to as the Trust Amendment.

As originally proposed, the Extension Amendment provided for a deposit into the Trust Account of an additional $0.0333 per unit for each month extended for up to twelve one-month extensions to December 2, 2023, as the date by which Canna-Global must complete its initial business combination (the “Extended Date”), at Canna-Global’s option.

As revised, the Extension Amendment would increase the amount that must be deposited in the Trust Account by Canna-Global each month that it exercises the extension by an additional $0.045 per unit for each month extended. The Extended Date remains the same as proposed in the Extension Proposal.

A primary purpose of the Extension Amendment is to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act (the “IR Act”), which, beginning in 2023, will impose a 1% excise tax on public company stock buybacks including redemptions by shareholders. In the event that the Charter Extension is implemented, Canna-Global’s sponsor, Canna-Global LLC (the “Sponsor”) intends to indemnify Canna-Global for any excise tax liabilities resulting from the implementation of the IR Act with respect to any future redemptions that occur after December 31, 2022. For the avoidance of doubt, the proceeds placed in Canna-Global’s Trust Account and the interest earned thereon shall not be used to pay for any excise tax due under the IR Act in connection with any redemptions of Canna-Global’s Class A common stock prior to or in connection with its initial business combination

An additional key purpose of the Extension Amendment is to provide the Company with sufficient time to complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (a “initial business combination”).

As previously announced, before the commencement of the Special Meeting on November 22, 2022, the disinterested members of Canna-Global’s Board of Directors unanimously determined it in the best of Canna-Global and its shareholders to reschedule the Special Meeting for six calendar days to November 28, 2022 at 10:00 a.m. Eastern Time.

All Shareholders are invited to attend the Special Meeting to approve the Extension Amendment and Trust Amendment at 10:00 a.m. Eastern Time on November 28, 2022 virtually by visiting https://www.cstproxy.com/canna-global/2022.

Votes will be accepted up to and during the new date of the Special Meeting.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2022

CANNA-GLOBAL ACQUISITION CORP

By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer